UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2018

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11441 Industriplex Blvd, Suite 190. Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On September 24, 2018, OncBioMune Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with four accredited investors for the sale of the Company’s convertible notes and warrants. Pursuant to the terms provided for in the Purchase Agreement, on September 24, 2018, the Company received aggregate gross proceeds of $1,225,000 and issued (i) 10% Original Issue Discount 5% Senior Secured Convertible Notes in the aggregate principal amount of $1,361,111.11 (the “Notes”) and (ii) warrants (the “Warrants”) to purchase an aggregate of 51,041,666.67 shares of the Company’s common stock at an exercise price of $.04 per share.

The Notes. The aggregate principal amount of the Notes is $1,361,111.11 and the Company received gross proceeds of $1,225,000 after giving effect to the original issue discount of $136,111.11. The Notes bear interest at a rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the Notes)), shall mature 8 months from issuance and the principal and interest are convertible at any time at a conversion price equal to $.02 per share (subject to adjustment as provided in the Notes); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the Notes shall be convertible at 60% of the lowest closing price during the prior twenty trading days.

The Notes provide for amortization payments on each of the six-month anniversary of the issue date, seven-month anniversary of the issue date and on the maturity date with each amortization payment being one third of the total outstanding principal and all interest accrued as of the payment date. If the six-month amortization payment is made in cash then the Company shall pay the holder 110% of the applicable amortization payment and if the seven-month or the maturity date amortization payments are made in cash then the Company shall pay the holder 115% of the applicable amortization payment. The holder may elect at its option to receive the amortization payments in common stock subject to certain equity conditions.

The Notes may be prepaid at any time until the 180th day following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the Note and accrued and unpaid interest through the five month anniversary of the issue date, and (ii) 120% of outstanding principal balance of the Notes and accrued and unpaid interest during month six following the original issuance date of the Notes. In order to prepay the Notes, the Company shall provide 20 trading days prior written notice to the holders, during which time a holder may convert its Note in whole or in part at the conversion price.

The Notes contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. The conversion price is also subject to adjustment if we issue or sell shares of our common stock for a consideration per share less than the conversion price then in effect. In addition, subject to limited exceptions, a holder will not have the right to convert any portion of its Note if the holder, together with its affiliates, would beneficially own in excess of 2.49% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. The holder may increase or decrease this ownership limitation to any percentage not exceeding 9.99% upon 61 days prior written notice to us.

The Warrants. The initial exercise price of the Warrants is $.04 per share, subject to adjustment as described below, and the Warrants are exercisable for five years after the issuance date. The Warrants are exercisable for cash at any time and are exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the Warrants. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The exercise price of the Warrants is also subject to full ratchet price adjustment if the Company issues common stock at a price per share lower than the then-current exercise price of the Warrant.

Ancilliary Agreements. In connection with the Company’s obligations under the Notes, the Company and its subsidiary OncBioMune, Inc. (the “Subsidiary”) entered into a security agreement with Calvary Fund I LP, as agent (“Cavalry”), pursuant to which the Company and the Subsidiary granted a lien on all assets of the Company and the Subsidiary, for the benefit of the holders, to secure the Company’s obligations under the Notes. The Company also entered into a pledge agreement with Cavalry and the Subsidiary executed a subsidiary guaranty. Upon an Event of Default (as defined in the Notes), the holders may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral. In connection with the transaction the Company also executed a confession of judgment with each investor.

Item 1.02 Termination of a Material Definitive Agreement

Purchase of outstanding Puritan Partner Notes and Warrants

On September 24, 2018, the Company and Puritan Partners LLC (“Puritan”) entered into a securities purchase agreement (the “Puritan Agreement”), pursuant to which the Company purchased (using proceeds from the Private Placement) back from Puritan convertible notes having an aggregate outstanding principal and accrued but unpaid interest amount of $654,190.77 and warrants to purchase up to 24,946,128 shares of Common Stock as well as the securities and certain rights associated thereunder for an aggregate purchase price of Nine Hundred Thousand Dollars ($900,000), which was paid on September 26, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Information concerning the Company’s issuance of the Note as set forth in Item 1.01 above is incorporated herein to this Item 2.03 by this reference.

Item 3.02 Unregistered Sales of Equity Securities

Information concerning the Company’s issuance of the Note and Warrants and shares issuable upon conversion of the Notes and exercise of the Warrants as set forth in Item 1.01 above is incorporated herein to this Item 3.02 by this reference.

The Notes, Warrants and the shares issuable upon the conversion of the Notes and exercise of the Warrants are not registered under the Securities Act of the 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the holder’s execution of the Purchase Agreement, the holder represented to the Company that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities being purchased by it are being acquired solely for their its own account and for investment purposes and not with a view to the future sale or distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

Dated: September 26, 2018	By:	/s/ Jonathan F. Head
Jonathan F. Head,
Chief Executive Officer